DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz	FILED #C31758-04 NOV 29 2004 IN THE OFFICE OF /s/ Dean Heller

Articles of Incorporation (PURSUANT TO NRS 78)

1. Name of Corporation:	GOLDRANGE RESOURCES, INC.
2. Resident Agent Name and Street Address:	Inc. Plan of Nevada 613 Saddle Rider Court Henderson, NV 89015
3. Shares:	Number of shares with par value: 50,000,000 Par value: $0.001 Number of shares without par value: None
4. Names & Addresses of Board of Directors/Trustees	1. STEVE BAJIC 1090 Howe Street, Suite 705, Vancouver, B.C. V6Z 2T1 Canada
5. Purpose:	The purpose of this corporation shall be:
6. Names, Address and Signature of Incorporator:	Caroline Quigley /s/ Carolyn Quigley 26C Trolley Square, Wilmington, DE 19806
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Inc. Plan of Nevada By: /s/ Carolyn Quigley 11/26/2004 Carolyn Quigley